Exhibit 99.2

SANDWICH ISLES TRADING CO INC
UNAUDITED COMBINED PRO FORMA BALANCE SHEET AT
JUNE 30, 2013

	KonaRed	Sandwich Isles	Pro Forma	Adjusted Pro
	Corporation	Trading Co., Inc	Adjustments	Forma Totals

ASSETS

CURRENT ASSETS
Cash	-	$119,541	$800,000	$919,541
Accounts receivable	-	315,643	-	315,643
Inventories	-	194,204	-	194,204

TOTAL CURRENT ASSETS	-	629,388	800,000	1,429,388

OTHER ASSETS	-	13,144	-	13,144

TOTAL ASSETS	-	$642,532	$800,000	$1,442,532

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,787	$433,705	$-	$436,492
Accounts payable- related party	-	207,647		207,647
Line of Credit	-	122,554		122,554
Officer loan	1,181	-		1,181
Short-Term Debt- third party	-	503,863	(500,000)	3,863

TOTAL CURRENT LIABILITIES	3,968	1,267,769	(500,000)	771,737

TOTAL LIABILITIES	3,968	1,267,769	(500,000)	771,737

EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-		-
Common stock, $0.001 par value; 877,500,000 shares authorized; 71,288,889 shares issued and outstanding;	4,767	7,216,849	(7,150,327)	71,289
Additional paid in Capital	47,566	190,500	8,394,026	8,632,092
Accumulated Deficit	(56,301)	(8,032,586)	56,301	(8,032,586)

TOTAL STOCKHOLDERS' DEFICIT	(3,968)	(625,237)	1,300,000	670,795

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-	$642,532	$800,000	$1,442,532

SANDWICH ISLES TRADING CO., INC
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS -
SIX MONTHS ENDED JUNE 30, 2013

	KonaRed Corporation	Sandwich Isles Trading Co., Inc.	Pro Forma Adjustments	Pro Forma Adjusted Combined Totals

SALES	-	$738,532	$-	738,532

COST OF GOOD SOLD	-	379,099	-	379,099

GROSS PROFIT	-	359,433	-	359,433

OPERATING EXPENSES:
Research and development	-	16,326	-	16,326
Advertising and marketing	-	31,446	-	31,446
General and administrative expenses	7,303	567,640	-	574,943
TOTAL OPERATING EXPENSES	7,303	615,412	-	622,715

LOSS FROM OPERATIONS	(7,303)	(255,979)	-	(263,282)

OTHER EXPENSE

Interest Expense, net	-	10,492	-	10,492

TOTAL OTHER EXPENSE	-	10,492	-	10,492

NET LOSS	(7,303)	$(266,471)	-	(273,774)

Net Loss Per share - Basic and Diluted	-	(0.01)		-

Weighted Average Shares Outstanding - Basic and Diluted	28,538,889	42,750,000		71,288,889

SANDWICH ISLES TRADING CO., INC
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS -
YEAR ENDED DECEMBER 31, 2012

	KonaRed Corporation	Sandwich Isles Trading Co., Inc.	Pro Forma Adjustments	Pro Forma Adjusted Combined Totals

SALES	-	$1,854,407	$-	$1,854,407

COST OF GOOD SOLD	-	1,152,098	-	1,152,098

GROSS PROFIT	-	702,309	-	702,309

OPERATING EXPENSES:
Research and development	-	34,850		34,850
Advertising and marketing	-	757,087		757,087
General & Administrative Expense	33,965	2,590,838	-	2,624,803
TOTAL OPERATING EXPENSES	33,965	3,382,775	-	3,416,740

LOSS FROM OPERATIONS	(33,965)	$(2,680,466)	-	$(2,714,431)

OTHER EXPENSE

Interest Expense, net	-	214,950	-	214,950

TOTAL OTHER EXPENSE	-	214,950	-	(214,950)

NET LOSS	(33,965)	$(2,895,416)	-	$(2,499,481)

Net Loss Per share - Basic and Diluted	-	(0.07)		(0.04)

Weighted Average Shares Outstanding - Basic and Diluted	28,538,889	42,750,000		71,288,889

Notes to Unaudited Pro Forma Consolidated Financial Statements

Pursuant to an asset purchase agreement dated October 4, 2013 between KonaRed Corporation, a Nevada Corporation (formerly known as TeamUpSports, Inc.), and Sandwich Isles Trading Co. Inc., we closed the asset purchase agreement and completed the sale of substantially all of the assets and business operations including intellectual and proprietary property to KonaRed on October 4, 2013.

Pursuant to the terms of the asset purchase agreement, and on the closing date thereof, Sandwich Isles sold the business to KonaRed in consideration for the issuance of 42,750,000 shares of KonaRed’s common stock.

At the closing, KonaRed had approximately 28,538,889 shares of common stock issued and outstanding and the shares issued represent 59.97% of the outstanding shares of KonaRed.  As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in proforma adjustments.

The proforma consolidated balance sheets of Sandwich Isles Trading Co, Inc. and KonaRed Corporation (fka TeamUpSport, Inc.) are presented here as of June 30, 2013. The proforma consolidated statements of operations for Sandwich Isles Trading Co, Inc. and KonaRed Corporation (fka TeamUpSport, Inc.) Technologies, Inc. are presented here as of the year ended December 31, 2012 and the six months ended June 30, 2013.